Exhibit 5.7

                           Farleigh, Wada & Witt, P.C.
                       121 S.W. Morrison Street, Suite 600
                             Portland, Oregon 97204
                                 (503) 228-6044
                               (503) 228-1741 fax



                                November 12, 1999



CFI ProServices, Inc., dba
Concentrex Incorporated
400 S.W. Sixth Avenue
Portland, Oregon 97204


Gentlemen:

           We have acted as counsel to CFI ProServices, Inc., dba Concentrex Incorporated (the "Company"), in connection with the registration by the Company of up to 1,249,356 shares of its common stock, no par value (the "Common Stock"), which the Company issued to certain security holders and which are or may become issuable to certain other security holders upon the exercise and conversion of currently outstanding Options, Warrants, and Notes (collectively, the "Convertible Securities"), together with any additional shares of Common Stock that may become issuable upon the exercise and conversion of the Convertible Securities as a result of adjustment of the respective exercise and conversion prices of the Convertible Securities to anti-dilution provisions. The shares of Common Stock issued to certain security holders and issuable to certain other security holders upon exercise of the Options and Warrants and the conversion of the Notes at any time hereafter are herein referred to as the "Shares." This opinion is being rendered in connection with a Registration Statement on Form S-1 covering resales of the Shares with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

           In connection herewith, we have examined and relied as to matters of fact upon such certificates of public officials, certificates or copies certified to our satisfaction of the Articles of Incorporation and Bylaws of the Company (each amended through the date hereof), proceedings of the Board of Directors of the Company and other corporate records, documents, certificates, and instruments as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below.

           In rendering the following opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, and we have relied as to matters of fact upon statements and certifications of officers of the Company.

CFI ProServices, Inc., dba
Concentrex Incorporated
November 12, 1999
Page Two

           Based on the foregoing, we are of the opinion that the Shares are duly and validly authorized, that the Shares issued to the selling security holders identified in the Registration Statement have been validly issued and are fully paid and nonassessable, and when the Shares have been issued upon the exercise of the Options and Warrants and the conversion of the Notes at the respective exercise and conversion prices in effect at the time of such issuance and otherwise in accordance with their terms, the Shares will be validly issued, fully paid and nonassessable.

           For purposes of the opinion above, we have assumed that all necessary approvals have been received for the issuance of the Shares, including the issuance of the Shares upon exercise of the Options and Warrants and the conversion of the Notes and including approval by the Company's shareholders, if required, and any regulatory approvals required by rules of the Nasdaq Stock Market.

           We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement on Form S-1 and to the use of our name under the caption "Legal Matters" in the prospectus filed as a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                Very truly yours,

                                                FARLEIGH, WADA & WITT, P.C.